Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 24, 2009 relating to the financial statements for the year ended May 31, 2009, which appears in Mistras Group, Inc.’s Form S-1 Registration Statement, effective October 7, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 3, 2010